Bandwidth Announces Second Quarter 2019 Financial Results
Total second quarter revenue of $56.8 million, up 18% year-over-year
CPaaS second quarter revenue of $48.0 million, up 20% year-over-year
Active CPaaS customers of 1,467, up 34% year-over-year
Dollar-based net retention rate of 113%
Raleigh, NC - July 31, 2019 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the second quarter ended June 30, 2019.
“Our relentless focus on customer success along with our investments in our platform and people continue to drive our growth. The business performed well in the second quarter, as we saw further growth with both new and existing customers,” stated David Morken, chief executive officer of Bandwidth. “Our go-to-market investments continue to attract innovative companies to our platform and our proven ability to foster deep multi-faceted relationships with existing enterprise customers will increasingly contribute to our success. We remain focused on executing our plan and helping our customers succeed.”
Second Quarter 2019 Financial Highlights
•Revenue: Total revenue for the second quarter of 2019 was $56.8 million, up 18% compared to $48.3 million in the second quarter of 2018. Within total revenue, CPaaS revenue was $48.0 million, up 20% compared to $39.8 million for the second quarter of 2018. Other revenue contributed the remaining $8.8 million for the second quarter of 2019. Other revenue was $8.5 million in the same period last year.
•Gross Profit: Gross profit for the second quarter of 2019 was $26.7 million, compared to $21.7 million for the second quarter of 2018. Gross margin for the second quarter of 2019 was 47%, compared to 45% for the second quarter of 2018. Non-GAAP gross profit for the second quarter of 2019 was $28.2 million, compared to $22.8 million for the second quarter of 2018. Non-GAAP gross margin was 50% for the second quarter of 2019, compared to 47% for the second quarter of 2018.
•Net Income: Net income for the second quarter of 2019 was $3.5 million, or $0.14 per share, based on 24.4 million weighted average diluted shares outstanding. During the second quarter of 2018, net income was $10.5 million, or $0.50 per share, based on 20.9 million weighted average diluted shares outstanding for the second quarter of 2018.
•Non-GAAP Net Income (Loss): Non-GAAP net loss for the second quarter of 2019 was $(0.9) million, or $(0.04) per share, based on 23.1 million weighted average shares outstanding. This compares to a Non-GAAP net income of $4.1 million, or $0.20 per share, based on 20.9 million weighted average diluted shares outstanding for the second quarter of 2018.
•Adjusted EBITDA: Adjusted EBITDA was $0.02 million for the second quarter of 2019, compared to $3.2 million for the second quarter of 2018.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP

Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.
Second Quarter 2019 Key Metrics
•The number of active CPaaS customers was 1,467 as of June 30, 2019, an increase of 34% from 1,092 as of June 30, 2018.
•The dollar-based net retention rate was 113% during the second quarter of 2019, compared to 119% during the second quarter of 2018.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Financial Outlook
As of July 31, 2019, Bandwidth is providing guidance for its third quarter and full year 2019 as follows:
•Third Quarter 2019 Guidance: CPaaS revenue is expected to be in the range of $50.4 million to $50.9 million. Total revenue is expected to be in the range of $58.4 million to $58.9 million. Non-GAAP loss per share is expected to be in the range of ($0.14) to ($0.16) per share, using 23.4 million weighted average shares outstanding.
•Full Year 2019 Guidance: CPaaS revenue is expected to be in the range of $201.8 million to $202.8 million. Total revenue is expected to be in the range of $234.8 million to $235.8 million. Non-GAAP loss per share is expected to be in the range of approximately of ($0.43) to ($0.48) per share, using 22.6 million weighted average shares outstanding.
Bandwidth has not reconciled its third quarter and full-year guidance related to non-GAAP net loss to GAAP net loss and non-GAAP loss per share to GAAP loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the second quarter ended June 30, 2019. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through August 7, 2019, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13692217.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, and RingCentral use Bandwidth’s APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network - one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the third quarter 2019 and full-year 2019, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after December 31, 2018. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net income (loss) as net income (loss) adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to the Dash acquisition, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax benefit resulting from excess tax benefits associated with the exercise of stock options and vested restricted stock, and benefit resulting from the release of the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net income adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax expense (benefit), interest income, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in investments of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

Bandwidth Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Revenue	$48,304	$56,779	$101,316	$110,100
Cost of revenue	26,566	30,110	51,930	58,876
Gross profit	21,738	26,669	49,386	51,224
Operating expenses:
Research and development	4,435	7,656	8,216	15,373
Sales and marketing	4,654	8,514	9,176	16,863
General and administrative	11,490	14,282	22,059	28,615
Total operating expenses	20,579	30,452	39,451	60,851
Operating income (loss)	1,159	(3,783)	9,935	(9,627)
Other income, net	90	729	139	930
Income (loss) before taxes	1,249	(3,054)	10,074	(8,697)
Income tax benefit	9,263	6,526	6,629	14,161
Net income	$10,512	$3,472	$16,703	$5,464

Earnings per share:
Net income per share:
Basic	$0.58	$0.15	$0.93	$0.25
Diluted	$0.50	$0.14	$0.80	$0.23
Weighted average number of common shares outstanding:
Basic	18,154,964	23,102,553	17,908,159	21,807,523
Diluted	20,893,653	24,447,417	20,866,777	23,262,496

The Company recognized total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Cost of revenue	$32	$50	$49	$106
Research and development	129	358	203	730
Sales and marketing	140	292	218	612
General and administrative	461	930	785	1,858
Total	$762	$1,630	$1,255	$3,306

Bandwidth Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	June 30,
	2018	2019
Assets
Current assets:
Cash and cash equivalents	$41,261	$140,091
Marketable securities	17,400	55,839
Accounts receivable, net of allowance for doubtful accounts	24,009	26,695
Prepaid expenses and other current assets	6,114	8,541
Deferred costs	2,630	2,053
Total current assets	91,414	233,219
Property and equipment, net	25,136	31,799
Intangible assets, net	7,089	6,829
Deferred costs, non-current	1,828	1,038
Other long-term assets	727	2,128
Goodwill	6,867	6,867
Deferred tax asset	17,359	31,615
Total assets	$150,420	$313,495
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,418	$3,089
Accrued expenses and other current liabilities	21,393	24,120
Current portion of deferred revenue	5,324	4,887
Advanced billings	2,588	2,676
Total current liabilities	32,723	34,772
Deferred rent, net of current portion	2,503	3,698
Deferred revenue, net of current portion	6,424	5,900
Total liabilities	41,650	44,370
Stockholders’ equity:
Class A and Class B common stock	19	23
Additional paid-in capital	116,600	271,628
Accumulated deficit	(7,848)	(2,558)
Accumulated other comprehensive (loss) income	(1)	32
Total stockholders’ equity	108,770	269,125
Total liabilities and stockholders’ equity	$150,420	$313,495

Bandwidth Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2018	2019
Operating activities
Net income	$16,703	$5,464
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,683	4,321
Accretion of bond discount	(26)	(478)
Amortization of debt issuance costs	32	139
Stock-based compensation	1,255	3,306
Deferred taxes	(6,677)	(14,263)
Loss on disposal of property and equipment	10	351
Changes in operating assets and liabilities:
Accounts receivable	(1,776)	(2,683)
Prepaid expenses and other assets	(620)	(3,586)
Deferred costs	225	1,290
Accounts payable	(2,375)	(95)
Accrued expenses and other liabilities	2,517	1,584
Deferred revenue and advanced billings	4,141	(1,047)
Deferred rent	1,025	285
Net cash provided by (used in) operating activities	17,117	(5,412)
Investing activities
Purchase of property and equipment	(3,113)	(7,844)
Capitalized software development costs	(1,547)	(1,675)
Proceeds from sale of property and equipment	3	—
Purchase of marketable securities	(13,995)	(55,933)
Maturities of marketable securities	3,000	18,000
Net cash used in investing activities	(15,652)	(47,452)
Financing activities
Proceeds from the follow-on public offering, net of underwriting discounts	—	147,391
Payment of costs related to the follow-on public offering	—	(755)
Payment of costs related to the initial public offering	(285)	—
Payments on capital leases	(50)	—
Payment of debt issuance costs	—	(125)
Proceeds from exercises of stock options	6,967	6,381
Proceeds from exercises of warrants	37	—
Equity awards withheld and paid for tax liabilities	—	(945)
Net cash provided by financing activities	6,669	151,947
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(1)
Net increase in cash, cash equivalents, and restricted cash	8,134	99,082
Cash, cash equivalents, and restricted cash, beginning of period	37,870	41,501
Cash, cash equivalents, and restricted cash, end of period	$46,004	$140,583

Bandwidth Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Consolidated Gross Profit	$21,738	$26,669	$49,386	$51,224
Depreciation	1,015	1,530	2,078	2,823
Stock-based compensation	32	50	49	106
Non-GAAP Gross Profit	$22,785	$28,249	$51,513	$54,153
Non-GAAP Gross Margin %	47%	50%	51%	49%
By Segment
CPaaS

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
CPaaS Gross Profit	$16,696	$21,516	$33,688	$41,229
Depreciation	1,015	1,530	2,078	2,823
Stock-based compensation	32	50	49	106
Non-GAAP Gross Profit	$17,743	$23,096	$35,815	$44,158
Non-GAAP CPaaS Gross Margin %	45%	48%	45%	47%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Net income	$10,512	$3,472	$16,703	$5,464
Income tax benefit (1)	(9,263)	(6,526)	(6,629)	(14,161)
Interest income, net	(90)	(719)	(139)	(920)
Depreciation	1,166	1,982	2,388	4,061
Amortization	130	130	295	260
Stock-based compensation	762	1,630	1,255	3,306
Loss on disposal of property and equipment	1	55	10	351
Adjusted EBITDA	$3,218	$24	$13,883	$(1,639)
________________________
(1) Includes excess tax benefits associated with the exercise of stock options and vesting of restricted stock units of $7,052 in the three and six months ended June 30, 2018, and $5,717 and $11,739 in the three and six months ended June 30, 2019, respectively.

Bandwidth Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income (Loss)

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Net income	$10,512	$3,472	$16,703	$5,464
Stock-based compensation	762	1,630	1,255	3,306
Amortization related to acquisitions	130	130	260	260
Loss on disposal of property and equipment	1	55	10	351
Estimated tax effects of adjustments	(229)	(465)	(391)	(1,004)
Income tax benefit of option exercises	(7,052)	(5,544)	(7,052)	(10,806)
Income tax benefit of vesting restricted stocks units	—	(173)	—	(933)
Non-GAAP net income (loss)	$4,124	$(895)	$10,785	$(3,362)

Non-GAAP net income (loss) per Non-GAAP share
Basic	$0.23	$(0.04)	$0.60	$(0.15)
Diluted	$0.20	$(0.04)	$0.52	$(0.15)

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	18,154,964	23,102,553	17,908,159	21,807,523
Non-GAAP diluted shares	20,893,653	23,102,553	20,866,777	21,807,523

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Net cash provided by (used in) operating activities	$5,874	$2,420	$17,117	$(5,412)
Net cash used in investing in capital assets (1)	(3,258)	(6,482)	(4,660)	(9,519)
Free cash flow	$2,616	$(4,062)	$12,457	$(14,931)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contact
Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com